Exhibit (e)(4)(b)

SCHEDULE A EATON VANCE MUTUAL FUNDS TRUST DISTRIBUTION AGREEMENT I. Funds sold prior to June 23, 1997 Agreement

	Sales		Prior Agreements
	Commissions on		Relating to Class B
Name of Fund Adopting this Agreement	Class B Shares		and/or Class C Assets

Eaton Vance Government Obligations Fund*	5%	Class B:	October 28, 1993
		Class C:	October 28, 1993 / January 27, 1995

Eaton Vance High Income Fund**	5%	Class B:	August 1, 1986 / July 7, 1993 / August 1, 1995
		Class C:	January 27, 1995 / August 1, 1995

Eaton Vance Strategic Income Fund***	4.5%	Class B:	November 20, 1990 / July 7, 1993 / November 1, 1995
		Class C:	March 1, 1994 / January 27, 1995 / November 1, 1995

Eaton Vance Tax-Managed Growth Fund 1.1	5%	Class B:	March 20, 1996
		Class C:	June 24, 1996

Note: All Funds adopted a Distribution Agreement dated November 1, 1996

* This Fund offers Class R shares

**	This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

***	This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

A-1

II.	Funds sold since June 23, 1997

		Sales Commission
		on Class	On Class
Name of Fund Adopting this Agreement (effective date)		B Shares	D Shares

Eaton Vance Floating-Rate Fund (August 14, 2000)		6.25%	N/A
Eaton Vance Floating-Rate High Income Fund (June 19, 2000)		6.25%	N/A
Eaton Vance Insured High Income Fund (June 22, 1998)		6.25%	N/A
Eaton Vance Insured Tax-Managed Emerging Growth Fund (June 22, 1998)		6.25%	N/A
Eaton Vance Insured Tax-Managed Growth Fund (June 22, 1998)		6.25%	N/A
Eaton Vance Insured Tax-Managed International Growth Fund (June 22, 1998)		6.25%	N/A
Eaton Vance Municipal Bond Fund (October 17, 1997)		5%	N/A
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund (June 19, 2000)		6.25%	6.25%
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1 (August 11, 1997)		5%	N/A
Eaton Vance Tax-Managed International Growth Fund (March 2, 1998)		5%	5%
Eaton Vance Tax-Managed Value Fund (August 16, 1999)		5%	5%
Eaton Vance Tax-Managed Young Shareholder Fund (June 19, 2000)		6.25%	6.25%
Eaton Vance Tax-Managed Growth Fund 1.2 (October 16, 2000)		6.25%	6.25%
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2 (October 16, 2000)		6.25%	6.25%
Eaton Vance International Growth Fund (June 18, 2001)		N/A	N/A
Eaton Vance Equity Research Fund (August 13, 2001)		N/A	N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund (December 10, 2001)		6.25%	N/A
Eaton Vance Tax-Managed Mid-Cap Core Fund (December 10, 2001)		6.25%	N/A
Eaton Vance Tax-Managed Small-Cap Value Fund (December 10, 2001)		6.25%	N/A
Eaton Vance Low Duration Fund (June 18, 2002)		6.25%	N/A
Eaton Vance Tax-Managed Dividend Income Fund (February 10, 2003)		6.25%	N/A
Eaton Vance Diversified Income Fund (November 15, 2004)		6.25%	N/A
Eaton Vance Dividend Income Fund (August 8, 2005)		6.25%	N/A

A-2